China Valves Technology, Inc.	CCG Investor Relations
Gang Wei, CFO	Crocker Coulson, President
Tel: +86-371-8601-8777	Tel: +1 646-213-1915
E-mail: ir@cvalve.com	E-mail: crocker.coulson@ccgir.com
http://www.cvalve.com	http://www.ccgirasia.com

FOR IMMEDIATE RELEASE

China Valves Technology, Inc. Announces Unaudited Results for
the Three and Six Months Ended March 31, 2012

ZHENGZHOU, CHINA, May 8, 2012 – China Valves Technology, Inc. (NASDAQ: CVVT) ("China Valves” or the “Company"), a leading Chinese metal valve manufacturer, today announced its financial results for the three and six months ended March 31, 2012. The results are unaudited and subject to change.

Unaudited Results for the Three Months Ended March 31, 2012

For the quarter ended March 31, 2012, the Company’s total revenue was $38.4 million, down 8.4% from $42.0 million in the same quarter last year. The year-over-year decline in revenue was largely attributable to lower budget and delay in projects of the Company’s large customers which resulted in weak demand for the Company’s products.

Mr. Jianbao Wang, Chief Executive Officer of China Valves, commented, “We experienced a weak quarter due to unfavorable economic conditions and tight liquidity conditions that inhibited capital projects. Despite these challenges, we remain confident in our ability to achieve our guidance for fiscal year 2012.”

Gross profit for the quarter was $14.1 million, down 19.6% from $17.5 million for the same period of 2011. Gross margin was 36.6% for the quarter compared to 41.7% for the same period in 2011. The decrease in gross margin was mainly attributable to higher labor and raw material costs and increase in sales of lower margin medium to low pressure valves.

Selling expenses were $2.6 million compared to $2.3 million in the same quarter of 2011, an increase of approximately 13.5% . The increase in selling expenses was mainly due to higher promotion expenses incurred during the quarter.

General and administrative expenses were $7.9 million compared to $6.0 million for the same period in 2011, an increase of $1.9 million, or approximately 32.9% . The increase was mainly due to increase in reserves for bad debt allowance of $3.5million during the second quarter following a management’s periodic review of account receivables.

Income tax expense was $1.7 million, compared to $2.5 million for the same period in 2011. The decrease was primarily due to lower profits in the current quarter. The effective tax rate was 49.3% for the three-month ended March 31, 2012, compared with 24.5% for the same quarter in 2011. The increase was mainly due to the account receivable allowance accrued which cannot be deductible according to PRC tax law.

Net income for the three months ended March 31, 2012 was $1.8 million, compared to $7.6 million for the same quarter in 2011. Diluted earnings per share were $0.05, compared to diluted earnings per share of $0.21 for the same period in 2011.

Unaudited Results for the Six Months Ended March 31, 2012

For the six months ended March 31, 2012, the Company’s total revenue was $94.1 million, down 0.2% from revenue of $94.3 million for the six months ended March 31, 2011. Gross profit was $34.4 million, down 4.4% from gross profit of $36.0 million for the six months ended March 31, 2011. Gross margin was 36.5%, compared to 38.1% for the six months ended March 31, 2011. Net income was $10.0 million, or $0.28 per diluted share, compared to $14.0 million, or $0.40 per diluted share, for the same period a year ago.

Financial Condition

As of March 31, 2012, China Valves had $11.1 million in cash and cash equivalents, $141.7 million in working capital and a current ratio of 3.1 times. Accounts receivable was $152.7 million as of March 31, 2012 compared to $124.5 million as of September 30, 2011, while long term retainage was $4.5 million as of March 31, 2012 compared to $5.7 million as of September 30, 2011. Days Sales Outstanding for the six months ended March 31, 2012 were 265 compared to 201 for the same period a year ago.

The Company had no long-term debt on its balance sheet as of March 31, 2012. Shareholders' equity was $245.6 million as of March 31, 2012, compared to $232.0 million as of September 30, 2011.

Net cash used in operating activities was $18.6 million in the six months ended March 31, 2012, compared with net cash provided by operating activities of $3.9 million for the same period in 2011. The decrease was primarily attributable to the increase in accounts receivable.

Net cash used in investing activities was $1.1 million in the six months ended March 31, 2012, compared with $1.5 million in the six month ended March 31, 2011. The net cash used in investing activities during the period ended March 31, 2012 was primarily used for the purchase of equipment, software and payments made for construction in progress.

Net cash provided by financing activities was $2.4 million in the six months ended March 31, 2012, compared with $12.9 million for the same period in 2011 as the Company paid $1.9 million deposit for notes payables in 2012.

Business Outlook

China Valves reiterates its guidance for fiscal year of 2012, expecting to achieve top-line growth in the low teens and expecting gross margins to fluctuate in the range of 35% to 37% depending on shifts in product mix. It should be noted that these estimates are based on current conditions and are subject to revision based on the uncertainty in the global economy and range of potential policy responses and monetary actions by China’s central government.

“In the second half of fiscal 2012, we will continue to focus on generating more sales and collecting account receivable. We expect to achieve significant revenue growth in the second half of fiscal 2012 compared to the first half. We are in negotiations to secure a longer term credit facility which would also help us with fluctuations in the payment cycle of our larger, state-owned enterprise customers. We continue to work towards building a dominant position in China’s highly fragmented industrial valve industry and create sustainable value for our shareholders,” said Mr. Wang.

Conference Call

The Company will host a conference call at 8:30 a.m. Eastern Time on Tuesday, May 8, 2012 to discuss its financial results for the three and six months ended March 31, 2012. To participate in this live conference call, callers from United States should call 186 6242 1388. Callers from China should call 400 698 8166. Callers from other countries should call +61 2 8823 6760. The Conference Pass Code is 79152654.

If you are unable to participate in the call at this time, a replay will be available for seven days starting on Tuesday, May 8, 2012 at 11:00 a.m. Eastern Time. To access the replay, callers from United States should call 186 6214 5335. Callers from China should call 400 692 0026. Callers from other countries should call +61 2 8235 5000. The Conference Pass Code is 79152654.

About China Valves Technology, Inc.

China Valves Technology, Inc. through its subsidiaries, Zhengzhou City ZD Valve Co, Ltd., Henan Kaifeng High Pressure Valve Co., Ltd., Taizhou Taide Valve Co., Ltd., Yangzhou Rock Valve Lock Technology Co., Ltd., China Valve Technology (Changsha) Valve Co., Ltd. and Shanghai Pudong Hanwei Valve Co., Ltd., is engaged in the development, manufacturing and sale of high-quality metal valves for the electricity, petroleum, chemical, water, gas and metallurgy industries. The Company has one of the best known brand names in China's valve industry, and its history can be traced back to 1959 when it was formed as a state-owned enterprise. The Company develops valve products through extensive research and development and owns a number of patents. It enjoys significant domestic market share and exports to Asia and Europe. For more information, visit http://www.cvalve.com

Safe Harbor Statements

Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, the Company's ability to develop and market new products, the ability to access capital for expansion, the ability to acquire other companies, changes from anticipated levels of sales, changes in national or regional economic and competitive conditions, changes in relationships with customers, changes in principal product profits and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to update or revise to the public any forward-looking statements, whether as a result of new information, future events or otherwise. This press release was developed by China Valves, and is intended solely for informational purposes and is not to be construed as an offer or solicitation of an offer to buy or sell the Company's stock. This press release is based upon information available to the public, as well as other information from sources which management believes to be reliable, but it is not guaranteed by China Valves to be accurate, nor does China Valves purport it to be complete. Opinions expressed herein are those of management as of the date of publication and are subject to change without notice.

Financial Tables to Follow:

CHINA VALVES TECHNOLOGY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(Amounts in U.S. dollars)

	Three months ended March 31,		Six months ended March 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited and unreviewed)	(unaudited)	(unaudited and unreviewed)
Sales	$38,395,870	$41,825,806	$94,062,843	$93,536,188
Sales – related parties	16,979	127,775	68,928	746,568
Total sales	38,412,849	41,953,581	94,131,771	94,282,756

Cost of sales	(24,338,612)	(24,450,331)	(59,772,511)	(58,332,576)

Gross profit	14,074,237	17,503,250	34,359,260	35,950,180

Operating expenses:

Selling expenses	(2,603,717)	(2,294,616)	(6,380,848)	(6,058,068)
General and administrative expenses	(7,925,419)	(5,963,702)	(13,796,361)	(12,497,733)
Research and development expenses	(162,180)	(59,078)	(269,240)	(106,075)

Total operating expenses	(10,691,316)	(8,317,396)	(20,446,449)	(18,661,876)

Income from operations	3,382,921	9,185,854	13,912,811	17,288,304

Other income (expenses):
Other income, net	231,978	(3,102)	372,653	175,592
Gain from acquisition	-	-	-	2,698,642
Interest and finance expense, net	(122,081)	(57,670)	(212,722)	(76,378)
Change in fair value of warrant liabilities	-	912,207		389,490

Total other income, net	109,897	851,435	159,931	3,187,346

Net income before income taxes	3,492,818	10,037,289	14,072,742	20,475,650

Provision for income taxes	(1,722,182)	(2,467,843)	(4,102,848)	(6,498,045)

Net income after income taxes	1,770,636	7,569,446	9,969,894	13,977,605
Other comprehensive income:
Foreign currency translation adjustment	1,648,731	645,910	2,887,894	3,127,346

Comprehensive income	$3,419,367	$8,215,356	12,857,788	17,104,951

Basic earnings per share:
Weighted average number of shares	36,083,940	35,623,376	35,976,211	35,132,917
Earnings per share	$0.05	$0.21	0.28	0.40

Diluted earnings per share:
Diluted weighted average number of shares	36,083,940	35,678,277	35,976,211	35,216,138
Earnings per share	$0.05	$0.21	0.28	0.40

CHINA VALVES TECHNOLOGY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars)

	March 31, 2012	September 30, 2011
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$11,060,540	$28,076,692
Restricted cash	4,044,152	2,344,276
Notes receivable	1,058,666	1,465,369
Accounts receivable, net of allowance for doubtful accounts of$8,134,227and $4,052,398 as of March 31, 2012 and September 30, 2011, respectively	152,665,973	124,514,274
Other receivables	7,746,257	5,106,572
Inventories, net of allowance of$1,959,843 and $ 2,394,319 as of March 31, 2012 and September 30, 2011, respectively	28,050,218	23,868,885
Advances on inventory purchases
	4,169,883	2,421,390
Advances on inventory purchase - related party	-	1,552,123
Prepaid expenses and other current assets	98,658	79,295
Total current assets	208,894,347	189,428,876
Property, plant and equipment, net	39,267,005	40,192,636
Accounts receivable - retainage, long term	4,484,135	5,724,024
Goodwill	34,415,741	33,976,186
Intangible assets, net	23,003,465	22,914,008
Other investments, cost	825,610	815,066
Other non-current assets	14,302	395,514
Deferred tax assets	1,885,817	-
Total assets	$312,790,422	$293,446,310

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable – trade	$25,067,784	$24,575,461
Accounts payable - related parties	-	786,471
Short-term loans	8,182,314	6,513,810
Other payables	3,280,532	5,287,964
Other payables - related parties	1,030,121	94,226
Notes payable	3,010,044	469,200
Accrued liabilities	5,173,615	4,091,998
Customer deposits	13,221,098	11,139,936
Income and other taxes payable	8,241,407	8,462,128
Total current liabilities	67,206,915	61,421,194

Commitments and contingencies		-

Shareholders’ Equity:
Common stock, $0.001 par value; 300,000,000 shares authorized;36,119,654 and 35,869,654 shares issued and outstanding as of March 31, 2012 and September 30, 2011, respectively	36,119	35,869
Additional paid-in capital	107,208,452	106,508,099
Statutory reserves	11,460,305	11,224,490
Retained earnings	105,305,580	95,571,501
Accumulated other comprehensive income	21,573,051	18,685,157
Total shareholders’ equity	245,583,507	232,025,116

Total liabilities and shareholders’ equity	$312,790,422	$293,446,310

CHINA VALVES TECHNOLOGY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended March 31,
	2012	2011
	(Unaudited)	(unaudited and unreviewed)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,969,894	$13,977,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expenses	2,994,782	3,238,022
Allowance for doubtful accounts	4,020,804	1,049,806
Gain on acquisition	-	(2,698,642)
Loss on disposal of fixed assets	(12,068)	6,798
Stock-based compensation	700,603	41,282
Change in fair value of warrant liabilities	-	(389,490)
Deferred tax assets	(1,881,792)	-

Change in operating assets and liabilities:
Restricted cash due to sales covenant	-	(95,775)
Notes receivable	424,753	(294,546)
Accounts receivable-trade and retainage, short term	(30,505,000)	(16,385,371)
Accounts receivable - related parties	-	(402,794)
Other receivables	(2,568,982)	60,663
Other receivables-related party	-	(171,194)
Prepaid expenses and other current assets	81,101	2,401,668
Inventories, net	(3,864,272)	3,563,801
Advances on inventory purchases	(1,713,502)	(1,935,805)
Advances on inventory purchases-related party	1,568,847	(560,961)
Accounts receivable - retainage, long term	1,311,137	(3,899,147)
Accounts payable-trade	174,014	3,570,702
Accounts payable-trade- related parties	(794,945)	1,499,948
		-
Other payables	(2,019,904)	3,024,468
Other payables - related parties	915,115	(57,264)
Accrued liabilities	1,041,463	(53,355)
Customer deposits	1,932,910	(151,841)
Taxes payable	(326,947)	(1,414,144)
Net cash provided by(used in) operating activities	(18,551,989)	3,924,434

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of intangible assets	(208,852)	(369,275)
Cash proceeds from sale of equipment	61,175	-
Purchases of equipment	(947,081)	(1,123,082)

Net cash used in investing activities
	(1,094,758)	(1,492,357)
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(1,665,984)	159,331
Short term notes payable	2,529,364
Cash proceeds from public offering and warrants exercised	-	9,391,482
Net proceeds from short-term loan - banks and others	1,580,853	3,614,497
Repayments of notes payables	-	(297,700)
Net cash provided by financing activities	2,444,233	12,867,610
Effects of foreign currency translation	186,363	514,939
Net increase(decrease) in cash and cash equivalents	(17,016,152)	15,814,626
Cash and cash equivalents, beginning of period	28,076,692	8,387,646
Cash and cash equivalents, ending of period	$11,060,540	$24,202,272
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$212,722	$134,585
Cash paid for income taxes	$4,476,715	$12,117,336

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